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                                                                     EXHIBIT 3.4

                                                        Series D Preferred Stock


                             LIBERTY DIGITAL, INC.

                          CERTIFICATE OF DESIGNATIONS

                                _______________

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                  OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                          "PREFERRED STOCK, SERIES D"
                       ADOPTED BY THE BOARD OF DIRECTORS
                            OF LIBERTY DIGITAL, INC.

                                _______________

          The undersigned, a Vice President of LIBERTY DIGITAL, INC., a Delaware corporation (this "Corporation"), HEREBY CERTIFIES that the Board of Directors of this Corporation on September 29, 2000, duly adopted the following resolutions creating a new series of this Corporation's Series Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section B of the Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a new series of this Corporation's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Certificate of Incorporation that are applicable to each class and series of this Corporation's preferred stock, par value $.01 per share ("Preferred Stock")), as follows:

          1.   Designation and Number.  The designation of the series of Series
               ----------------------
Preferred Stock, par value $.01 per share, of this Corporation authorized hereby is "Preferred Stock, Series D" (the "Series D Preferred Stock"). The number of shares constituting the Series D Preferred Stock
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shall be 8,105.688 shares initially, which shares are being issued in accordance with the Exchange Agreement, and such number of additional shares as are authorized from time to time by resolution of the Board of Directors for issuance in payment of dividends on outstanding Shares and/or on the Series C Preferred Stock in accordance with the terms hereof and thereof.

          2.   Certain Definitions. Unless the context otherwise requires, the
               -------------------
terms defined in this paragraph 2 shall, for all purposes of this Certificate of Designations, have the meanings herein specified:

          "Board of Directors": The Board of Directors of this Corporation and, to the extent permitted by law, unless the context indicates otherwise, any committee thereof authorized with respect to any particular matter to exercise the power of the Board of Directors of this Corporation with respect to such matter.

          "Business Day: Any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

          "Capital Stock": Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

          "Closing Price": Of any security for any day, the last reported sale price of such security regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if such security is not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) on The Nasdaq Stock Market or any comparable quotation system, or if such security is not quoted on The Nasdaq Stock Market or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

          "Debt Instrument": Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

          "Default":  The occurrence of any of the following events:

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          (a)  there shall be entered a decree or order for relief in respect of the Corporation under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Corporation or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Corporation or an involuntary petition shall be filed against the Corporation and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

          (b) the Corporation shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Corporation shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official, of the Corporation or of any substantial part of its properties, or the Corporation shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any such action.

          "Dividend Payment Date": The last day of each March, June, September and December, commencing with December 31, 2000, or the next succeeding Business Day if any such date is not a Business Day.

          "Dividend Period": The period from and including the October 1, 2000 to but excluding the first Dividend Payment Date and, thereafter, each quarterly period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

          "Exchange Act": The Securities Exchange Act of 1934, as amended.

          "Exchange Agreement": The Exchange Agreement between this Corporation and Liberty Media Corporation, a Delaware corporation, dated as of September 27, 2000, providing for the issuance of shares of Series C Preferred Stock and Series D Preferred Stock in exchange for shares of the Corporation's Convertible Preferred Stock, Series B, $.01 par value per share.

          "Indebtedness": Any: (i) liability, contingent or otherwise, of this Corporation (x) for borrowed money whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) liability of others

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described in the preceding clause (i) which this Corporation has guaranteed or which is otherwise its legal liability; and (iii) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability.

          "Issue Date": September 30, 2000, such date being the first date on which any shares of the Series D Preferred Stock are first issued or deemed to have been issued.

          "Junior Securities": All shares of Series A Preferred Stock, Series A Common Stock, Series B Common Stock, and any class or series of stock of this Corporation, whether now existing or hereafter created, to the extent that it ranks junior to the Series D Preferred Stock as to dividend rights or rights on liquidation. A class or series of Junior Stock shall rank junior to the Series D Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of Series D Preferred Stock shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

          "Liquidation Preference": Measured per Share of the Series D Preferred Stock as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such Share, plus (b) an amount equal to all dividends accrued on such Share which pursuant to paragraph 3(c) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of paragraph 4 and paragraph 5 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or October 1, 2000 if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date, and, in the case of clauses
(b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a Share of Series D Preferred Stock upon redemption, or upon liquidation, dissolution or winding up of the Corporation, the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

          "Parity Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking on a parity basis with the Series D Preferred Stock as to dividend rights or rights on liquidation. The Series C Preferred Stock shall be Parity Securities. Stock of any class or series shall rank on a parity basis as to dividend rights or rights on liquidation with the Series D Preferred Stock, whether or not the dividend rates, dividend payment dates or

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or liquidation prices per share are different from those of the Series D
Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon liquidation, dissolution or winding up of the affairs of this Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series D Preferred Stock.. No class or series of capital stock that ranks junior to the Series D Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series D Preferred Stock as to dividend rights unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "person": A natural person, corporation, limited liability company, partnership or other legal entity.

          "Record Date": For the dividends payable on any Dividend Payment Date, the 15th day of the month during which such Dividend Payment Date shall occur as and if designated by the Board of Directors.

          "Redemption Date": As to any Share, the date, which shall be a Business Day, fixed for redemption of such Share as specified in the notice of redemption given in accordance with paragraph 5(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date, which shall be a Business Day, on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

          "Redemption Price": As to any Share that is to be redeemed on any Redemption Date, the Liquidation Preference as in effect on such Redemption Date.

          "Senior Securities": Any class or series of stock of this Corporation, whether now existing or hereafter created, ranking senior to the Series D Preferred Stock as to dividend rights or rights on liquidation. Stock of any class or series shall rank senior to the Series D Preferred Stock as to dividend rights or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments or payments of amounts distributable upon dissolution, liquidation or winding up of the affairs of this Corporation, as the case may be, in preference or priority to the holders of shares of Series D Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series D Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series D Preferred Stock as to dividend rights, notwithstanding that the dividend rate or dividend payment dates thereof are different from those of the Series D Preferred

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Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          "Series A Common Stock": The Series A Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series Common Stock may thereafter have been changed.

          "Series A Preferred Stock": The Series A Convertible Preferred Stock, par value $.01 per share, of this Corporation.

          "Series B Common Stock": The Series B Common Stock, par value $.01 per share, of this Corporation, as such exists on the date of this Certificate of Designations, and Capital Stock of any other class or series into which such Series B Common Stock may thereafter have been changed.

          "Series C Preferred Stock": The Series C Convertible Preferred Stock, par value $.01 per share, of this Corporation.

          "Share": A share of Series D Preferred Stock.

          "Stated Value": Of a Share of the Series D Preferred Stock, $1,000.

          "Subsidiary": With respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

          3.   Dividends.
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               (a)  Subject to the prior preferences and other rights of any
Senior Securities, the holders of Series D Preferred Stock shall be entitled to receive cumulative dividends, in preference to dividends on any Junior Securities, which shall accrue as provided herein. Dividends on each Share will accrue on a daily basis at the rate of 12% per annum of the Liquidation Preference of such Share from and including October 1, 2000 to but excluding the date on which the Liquidation Preference or Redemption Price of such Share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations, as applicable, provided, however, that on and after the
                                --------  -------
occurrence of a Default, the dividend rate shall be 14% per annum, rather than 12% per annum. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of this Corporation legally available for the payment of dividends. Accrued dividends on the Series D Preferred Stock shall be payable quarterly

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on each Dividend Payment Date to the holders of record of the Series D Preferred
Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the applicable rate per annum specified above in this paragraph 3(a) for the actual number of days elapsed from and including October 1, 2000 (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding
Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months. For so long as the Liquidation Preference of a Share of Series D Preferred Stock is equal to the Stated Value per Share, the amount of the dividend payable per Share on the Dividend Payment Date for each full quarterly Dividend Period shall be $30.00.

               (b) All dividends payable with respect to the Shares shall be declared and paid, at the Corporation's election, in cash or in additional shares of Series D Preferred Stock, valued for this purpose at the stated value thereof, or in any combination of cash and additional Shares. Payment of such dividends as provided herein shall be deemed to have been made when such payment has been delivered to the record holders of the Series D Preferred Stock entitled to receive the same, (i) in the case of cash, by wire transfer of immediately available funds in accordance with the instructions of such holders delivered in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by check delivered by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation), or (ii) in the case of shares of Series D Preferred Stock, by delivery of certificates evidencing such Shares registered in the name of such holder by certified mail, return receipt requested, to the address of such record holder on the books of the Corporation (unless otherwise instructed in writing by such holder, provided that such instructions are delivered to the Corporation at least two Business Days prior to the applicable Dividend Payment Date). All dividends paid with respect to the Shares pursuant to this paragraph 3 shall be paid pro rata to all the holders of Shares outstanding on the applicable Record Date or Special Record Date, as the case may be.

               (c) If on any Dividend Payment Date this Corporation, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series D Preferred Stock, and any Parity Securities ranking on a parity basis with the Series D Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) shall be distributed among the holders of Series D Preferred Stock and any such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each share of Series D Preferred Stock during the Dividend Period ending on such Dividend Payment Date shall, to the extent not

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paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of this Corporation legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such Share and will remain a part thereof until such dividends and all dividends accrued thereon are paid. That portion of the Liquidation Preference of a Share that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Securities and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Securities that rank on a parity basis with the Series D Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the Shares. Any dividend payment made on the Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such Shares.

               (d) If at any time this Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series D Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series D Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Parity Securities or Junior Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares are redeemed pursuant to the terms hereof, (ii) this Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or Parity Securities or set aside any money or assets for any such purpose, except that this Corporation may declare and pay a dividend on any Parity Securities ranking on a parity basis with the Series D Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series D Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount
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of dividends declared and paid per share of Series D Preferred Stock and such
Parity Securities shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series D Preferred Stock and such Parity Securities bear to each other, and (iii) neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities.

          Nothing contained in the preceding paragraph of this paragraph 3(d) shall prevent (x) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (y) the payment of dividends on any Parity Securities solely in shares of Junior Securities

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or the redemption, exchange, purchase or other acquisition of Series D Preferred
Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Securities; or (z)
the purchase or acquisition of Shares pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series D Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for
--------
all shares of Series D Preferred Stock and all accrued dividends on such Shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series D Preferred Stock and for no other purpose. The provisions of this paragraph 3(d) are for the benefit of the holders of Series D Preferred Stock and accordingly the provisions of this paragraph 3(d) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

          4.   Liquidation. Upon any liquidation, dissolution or winding up of
               -----------
this Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Preference at the date of payment of all Shares outstanding, which amounts shall be paid (x) before any distribution or payment upon any such liquidation, dissolution or winding up of this Corporation is made upon any Junior Securities, (y) on a pari passu basis with any such payment made
                                     ---- -----
to the holders of any Parity Securities, and (z) after any such payment is made upon any Senior Securities. The holders of Series D Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the full preferential amounts provided for in the preceding sentence. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Series D Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Series D Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Series D Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Series D Preferred Stock not less than 20 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this paragraph 4.

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          5.   Redemption.
               ----------

               (a) Subject to paragraph 5(f), the shares of Series D Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, on any Business Day after June 30, 2006 at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably (as nearly as may be practicable) among the holders thereof.

               (b) Subject to the rights of any Parity Securities and the provisions of paragraph 5(f) and subject to any prohibitions or restrictions contained in any Debt Instrument, at any time on or after June 30, 2006 or prior thereto if a Default has occurred and during the continuance thereof, any holder shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this paragraph 5(b), the Shares so requested to be redeemed on such date within 60 days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to paragraph 5(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this paragraph 5(b) are insufficient to redeem the total number of Shares required to be redeemed pursuant to this paragraph 5(b), then, those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this paragraph 5(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed. Further, if the funds of this Corporation legally available for redemption of Shares are sufficient to pay the Redemption Price of the Shares requested to be redeemed in full, then any portion of such Redemption Price not paid when due as provided in this paragraph 5(b), notwithstanding that payment thereof is restricted pursuant to any Debt Instrument in accordance with the first sentence of this paragraph 5(b), shall constitute indebtedness of this Corporation for borrowed money, the payment of which indebtedness the holders requesting such redemption shall be entitled to enforce by the exercise of any and all rights at law or in equity.

               (c) Notice of any redemption pursuant to this paragraph 5 shall be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Series D Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them

                                       10
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in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series D Preferred Stock. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Series D Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

               (d) If notice of any redemption by this Corporation pursuant to this paragraph 5 shall have been mailed as provided in paragraph 5(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

               (e) All shares of Series D Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Series D Preferred Stock).

               (f) If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to this paragraph 5 all shares of Series D Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Shares, Junior Securities or Parity Securities, or set aside any money or assets for any such purpose, unless all then outstanding Shares required to be redeemed are redeemed pursuant to the terms hereof, and shall not declare or pay any dividend on or make any distribution with respect to any Junior Securities or set aside any money or assets for any such purpose, and neither this Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Shares, Parity Securities or Junior Securities. Nothing contained in this paragraph 5(f) shall prevent (i) the payment of dividends on any Junior Securities solely in shares of Junior Securities or the redemption, purchase or other acquisition of Junior Securities solely in exchange for shares of Junior Securities, (ii) the redemption, exchange, purchase or other acquisition of Series D Preferred Stock or Parity Securities solely in exchange for (together with a cash adjustment for fractional shares, if any), shares of Junior Securities, or (iii) the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer or offers made to all holders of outstanding shares of Series D Preferred Stock, provided that the terms of the purchase or exchange offer shall
                 --------
be identical for

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all Shares and all accrued dividends on such Shares shall have been declared and irrevocably set apart in trust for the benefit of the holders of Shares and for no other purpose. The provisions of this paragraph 5(f) are for the benefit of holders of Series D Preferred Stock and accordingly the provisions of this paragraph 5(f) shall not restrict any redemption or purchase by this Corporation or a Subsidiary thereof of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

          6.   Voting Rights. The holders of the Series D Preferred Stock shall
               -------------
have no voting rights whatsoever, except as required by law and except that, for so long as any Shares remain outstanding, this Corporation will not, either directly or indirectly, without the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, take any action (including by merger, consolidation or binding share exchange with any other corporation or entity) to amend, alter or repeal (i) any of the provisions hereof, (ii) any of the provisions of the Certificate of Incorporation of this Corporation so as to affect adversely any preference or any relative or other right given to the Series D Preferred Stock, or (iii) any of paragraphs 3 or 4 or the first sentence of paragraph 2 of Section A of Article IV of the Certificate of Incorporation of this Corporation.

          7.   Waiver. Any provision of this Certificate of Designations which,
               ------
for the benefit of the holders of Series D Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, including but not limited to provisions relating to the obligation of the Corporation to redeem or convert such Shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding (or such greater percentage thereof as may be required by this Certificate of Designations, applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series D Preferred Stock shall vote as a separate class.

          8.   Preemptive Rights. The holders of the Series D Preferred Stock
               -----------------
will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

          9.   Senior Securities. The Series D Preferred Stock shall not rank
               -----------------
junior to any other classes or series of stock of this Corporation in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of at least 66 2/3% of the number of Shares then outstanding, this Corporation shall not issue any Senior Securities.

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

          10.  Claims.  In the event of any action at law or suit in equity with
               ------
respect to the Series D Preferred Stock, this Corporation, in addition to all other sums which it may be required to pay, will pay a reasonable sum for attorney's fees incurred by the holders of the Series D Preferred Stock in connection with such action or suit and all other costs of collection. The Corporation shall not assert its right to trial by jury in any action, suit or proceeding arising from or related to this Series D Preferred Stock.

          11.  Exclusion of Other Rights. Except as may otherwise be required by
               -------------------------
law and for the equitable rights and remedies that may otherwise be available to holders of Series D Preferred Stock, the shares of Series D Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to paragraph 6, be amended from time to time) and in the Certificate of Incorporation of this Corporation.

          12.  Headings. The headings of the various paragraphs and
               --------
subparagraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."

          The undersigned has signed this Certificate of Designations on this 29th day of September, 2000.


                                    /s/ Mark D. Rozells
                                    -----------------------------------------
                                    Name:  Mark D. Rozells
                                    Title: Vice President

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